       1                                            Exhibit 23.1

                 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report dated March 30, 1994, with respect to McCaw Cellular Communications, Inc.'s financial statements included in this Form 8-K, into AT&T's previously filed
Registration Statements, File Nos. 33-49093 and 33-49589.


ARTHUR ANDERSEN & CO.

Seattle, Washington
April 18, 1994